       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON February 4, 1997


                                       REGISTRATION NO. 34-000-21810



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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                             ----------------------------

                                       FORM 8-A/A
                                   (AMENDMENT NO. 1)


                             FOR REGISTRATION OF CERTAIN
                            CLASSES OF SECURITIES PURSUANT
                           TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                             ----------------------------


                                AMERIGON INCORPORATED
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                (Exact name of registrant as specified in its charter)




         California                                 95-4318554
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(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)



  404 East Huntington Drive, Monrovia, California       91016
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    (Address of Principal Executive Offices)          (Zip Code)


If this form relates to the registration            If this form relates to the registration
of a class of debt securities and is                of a class of debt securities and is to
effective upon filing pursuant to General           become effective simultaneously with the
Instruction A(c)(1) please check the                effectiveness of a concurrent
following box.  / /                                 registration statement under the
                                                    Securities Act of 1933 pursuant to General
                                                    Instruction A(c)(2), please check the
                                                    following box.  / /


Securities to be registered pursuant to Section 12(b) of the Act

    Title of Each Class                     Name of Each Exchange on Which
    to be so Registered                     Each Class is to be Registered

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Securities to be registered pursuant to Section 12(g) of the Act:


                                   Class A Warrants
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                                   (Title of class)

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Items 1 and 2 of the Company's Form 8-A filed with the Commission on December 6, 1996 (File No. 000-21810) are amended to read in their entirety as follows:

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         See "Description of Securities -- Class A Warrants" in Amendment No. 1 to the Company's Registration Statement on Form S-2 filed with the Securities and Exchange Commission (the "Commission") on January 15, 1997 (the "Registration Statement"), which is hereby incorporated herein by reference.

ITEM 2.  EXHIBITS.


         1.1.1 Amended and Restated Articles of Incorporation (the "Articles") of the Company (previously filed as an exhibit to the Company's Registration Statement on Form SB-2,
                File No. 33-61702-LA (the "Form SB-2") and incorporated herein by reference).

         1.1.2  Certificate of Amendment to the Articles (filed as Exhibit
                3.1.2 to Amendment No. 1 to the Registration Statement and incorporated herein by reference).

         1.2 Bylaws of the Company as amended to date (previously filed as an exhibit to the Form SB-2 and incorporated herein by reference).

         2.1 Form of Warrant Agreement to be entered into among the Company, U.S. Stock Transfer Corporation, as Warrant Agent, and
                D.H. Blair Investment Banking Corp. (filed as Exhibit 4.1 to Amendment No. 1 to the Registration Statement and incorporated herein by reference).

         2.2    Form of Warrant Certificate for Class A Warrant (filed as
                Exhibit 4.2 to Amendment No. 1 to the Registration Statement and incorporated herein by reference).

         2.3 Form of Specimen Certificate of Company's Class A Common Stock (previously filed as an exhibit to the Form SB-2 and incorporated herein by reference).

         3.1 Escrow Agreement among the Company, U.S. Stock Transfer Corporation and the shareholders named therein (previously filed as an exhibit to the Form SB-2 and incorporated herein by reference).

         3.2 Stock Purchase Agreement and Registration Rights Agreement between the Company and Fidelity Copernicus Fund, L.P. and Fidelity Galileo Fund, L.P., dated December 29, 1995 (previously filed as an exhibit to the Company's Current Report on Form
                8-K filed January 5, 1996 (the "Form 8-K") and incorporated herein by reference).

         3.3 Stock Purchase Agreement and Registration Rights Agreement between the Company and HBI Financial Inc., dated December 29, 1995 (previously filed as an exhibit to the Form 8-K and incorporated herein by reference).

         3.4 Shareholders Agreement, dated May 13, 1993, by and among the Company and the shareholders named therein (previously filed as an exhibit to the Form SB-2 and incorporated herein by reference).

         3.5    Form of Underwriter's Unit Purchase Option (filed as Exhibit
                10.3 to Amendment No. 1 to the Registration Statement and incorporated herein by reference).

         3.6 Form of Underwriter's warrant (filed as an exhibit to the Form SB-2 and incorporated herein by reference).

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

                                      SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Los Angeles, State of California, on this 4th day of February, 1997.



                             AMERIGON INCORPORATED


                             By: /s/ R. John Hamman, Jr.
                                 ----------------------------------
                                     R. John Hamman, Jr.
                                 Vice President of Finance and
                                 Chief Financial Officer


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